Exhibit 1.1

35,000,000 SHARES

LIFESTANCE HEALTH GROUP, INC.

COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

May 7, 2026

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

The stockholders listed in Schedule II hereto (the “Selling Stockholders”) of LifeStance Health Group, Inc., a Delaware corporation (the “Company”), severally propose to sell to the Underwriter named in Schedule I hereto (the “Underwriter”), an aggregate of 35,000,000 shares (the “Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”), each Selling Stockholder selling the amount set forth opposite such Selling Stockholder’s name in Schedule II hereto.

Subject to the sale of the Shares by the Selling Stockholders to the Underwriter in compliance with the terms of this Agreement, the Underwriter has agreed to sell to the Company, and the Company has agreed herein to purchase from the Underwriter (the “Share Repurchase”), an aggregate of 6,000,000 shares of Common Stock (such shares, hereunder, the “Repurchase Shares”) pursuant to Section 3 of this Agreement. The Shares other than the Repurchase Shares are herein called the “Public Offering Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-279585), including a base prospectus (the “Base Prospectus”), relating to the Shares. The registration statement, which became effective immediately upon filing, as amended to the date of this agreement, including all documents incorporated or deemed to be incorporated by reference therein and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) together with the Base Prospectus is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus (including each preliminary prospectus supplement to the Base Prospectus) that omitted information pursuant to Rule 430A or 430B under the Securities Act that was used, together with the Base Prospectus, after effectiveness of the Registration Statement and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the Base Prospectus contained in the Registration Statement at the time of its effectiveness and the preliminary prospectus, together with the documents, pricing information and free writing prospectuses, if any, set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Underwriter and each of the Selling Stockholders that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission. The Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act and the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the Company’s use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, when filed, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, as of the filing date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not, as of the filing date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the Underwriter Information (as defined in Section 11(c) of this Agreement).

(c) The Company is not an “ineligible issuer” as defined in Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or, if filed after the date of this

Agreement, will comply, when filed, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to the Underwriter before first use, the Company has not prepared, used or referred to, and will not, without the Underwriter’s prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company has been duly incorporated, organized or formed, as applicable, is validly existing as a corporation or other business entity, as applicable, in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and authority, as applicable, to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (to the extent the concept of good standing is applicable in the relevant jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims. The subsidiaries listed in Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 are the only significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Securities Act) of the Company.

(f) This Agreement has been duly authorized, executed and delivered by the Company, and the Share Repurchase has been duly authorized by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h) The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding as of the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement (including the Share Repurchase) will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation, bylaws or other organizational documents of the Company or any of its subsidiaries; (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, except as has been waived prior to the date hereof; or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement (including the Share Repurchase), except such as have been previously obtained or may be required by the securities or Blue Sky laws of the various states or the rules and regulations of the Financial Industry Regulation Authority, Inc. (“FINRA”) in connection with the offer and sale of the Shares.

(j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(k) The Company is not (i) in violation of its certificate of incorporation or bylaws; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment order, rule or regulation or any court or arbitrator or governmental or regulatory authority, except, in the case of clause (ii) above, for any such default or violation that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(l) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company or any of its subsidiaries or assets are subject or bound that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(m) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b) under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) The Company is not, and after giving effect to the Share Repurchase, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) Neither the Company nor any of its subsidiaries or affiliates has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

(p) The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement except as have been described in the Time of Sale Prospectus and the Prospectus; and no consent or approval is required from any person granted such rights as described in the Time of Sale Prospectus for the performance by the Company of its obligations under this Agreement (including the Share Repurchase) and the consummation of the transactions contemplated hereby, except as have been waived prior to the date hereof.

(s) (i) None of the Company or any of its subsidiaries or affiliates, or any director, officer or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to or from any person in violation of any applicable anti-corruption laws; and (ii) the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(t) The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(u) (i) None of the Company, any of its subsidiaries or any director, officer or, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea region of Ukraine, the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran and North Korea).

(ii) The Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(v) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole.

(w) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property, if any, and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as do not materially diminish the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, taken as a whole.

(x) (i) The Company and each of its subsidiaries own or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses as now currently conducted by them; (ii) the Intellectual Property Rights owned by the Company and each of its subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company and each of its subsidiaries are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights; (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company; (v) none of the Company nor any of its subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights of any person or entity; (vi) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any of its subsidiaries have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable subsidiary, and to the Company’s knowledge no such agreement has been breached or violated; and (vii) the Company and its subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain the confidentiality of all information intended to be maintained as a trade secret.

(y) (i) The Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including, but not limited to, the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance in all material respects with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by and material to the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(z) Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries are, and have been, since July 10, 2017, in compliance in all material respects with all applicable Health Care Laws. For purposes of this Agreement, “Health Care Laws” means those health care laws as applicable to either the Company or its subsidiaries, including, (i) all applicable federal, state and local health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the Program Fraud Civil Remedies Act (31 U.S.C. 3801-3812), the criminal false statements law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. Section 1320d et seq.) and its implementing regulations, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), (collectively, “HIPAA”), the Stark Law (42 U.S.C. Section 1395nn), the Civil Monetary Penalties Law (42 U.S.C. Section 1320a-7a), and the Exclusion Laws (42 U.S.C. Section 1320a-7); (ii) applicable laws governing government funded or sponsored healthcare programs, including, without limitation, Title XVIII of the Social Security Act, 42 U.S.C. 1395-1395lll (the Medicare statute) and Title XIX of the Social Security Act, 42 U.S.C. 1396-1396w-5 (the Medicaid statute); (iii) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (iv) licensure, certification, quality, safety and accreditation requirements under applicable federal, state or local laws or regulatory bodies, including, but not limited to, all laws relating to the practice of telehealth or telemedicine services, the corporate practice of licensed professions, the supervision of paraprofessionals, and fee-splitting; and (vi) all implementing regulations promulgated pursuant to the foregoing. Without limiting the generality of the foregoing, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the Company’s knowledge, neither the Company nor any of its subsidiaries has received written notice of any claim, charge, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, charge, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company and its subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. The Company maintains a compliance program designed to meet, in all material respects, elements of an effective corporate compliance and ethics program identified in U.S.S.G. § 8B2.1 (“Compliance Program”), has conducted its operations in accordance with such applicable Compliance Program, and there are no outstanding compliance complaints or reports, ongoing internal investigations, or outstanding compliance corrective actions, except in each case as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect. Additionally, neither the Company nor any of its subsidiaries or any of their employees, officers, directors, managing employees (as such term is defined in 42 U.S.C. § 1320a-5(b)), or to the Company’s knowledge, vendors, independent contractors, or agents, has been excluded, suspended or debarred from participation in any U.S. federal health care program.

(aa) Except as disclosed in the Time of Sale Prospectus and the Prospectus (i) the Company and each of its subsidiaries are, and for the past five years, have been, in compliance in all material respects with all internal privacy policies, contractual obligations, applicable data privacy laws (including, without limitation HIPAA and state laws governing the securitization and/or data localization of electronic medical records systems (“EMRs”) and electronic health records (“EHRs”)), statutes, judgments, orders, rules and regulations of any federal, state, or local court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the security of IT Systems (as defined below) or the collection, processing, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of, any information relating to an identified or identifiable natural person, including personal data and personally identifiable information (each as defined under applicable data privacy laws) that alone or in combination with other information can reasonably be used to specifically identify a natural person, household or device (collectively “Data Security Obligations,” and such data, “Data”); (ii) the Company and each of its subsidiaries has not received any notification of or complaint regarding, and the Company are unaware of any other facts that, individually or in the aggregate, would reasonably indicate, non-compliance with any Data Security Obligation in any material respect; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened, alleging material non-compliance with any Data Security Obligation. To the knowledge of the Company, there has been no material unauthorized access to Data of the Company or its subsidiaries, except where such access has been remedied without material cost or liability or the duty to notify any other person. The Company and each of its subsidiaries have made materially accurate and sufficient disclosures to users or customers required by applicable Data Security Obligations. The Company and each of its subsidiaries have taken all actions reasonably necessary to comply with all applicable state and federal laws and regulations with respect to Data that have been announced as of the date hereof.

(bb) The Company and its subsidiaries’ respective information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, technology, data and databases (including Data and the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by or on behalf of the Company and its subsidiaries) used in connection with the operation of the Company’s and its subsidiaries’ businesses including EMRs and EHRs (“IT Systems”) are adequate for, and operate and perform in all material respects for the conduct of their businesses as now currently conducted by them, and to the knowledge of the Company and its subsidiaries, are free and clear of all Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have taken commercially reasonable physical, technical and administrative measures to protect the IT Systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses, in all material respects. Without limiting the foregoing, the Company and its subsidiaries have used commercially reasonable efforts, consistent with similarly situated companies within the industry in which the Company and its subsidiaries operate, to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight; access controls; encryption; administrative, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent material breach, destruction, loss, unauthorized distribution, acquisition, use, access, disclosure, disablement, misappropriation or modification, or other compromise or misuse of or relating to any IT System or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). To the knowledge of the Company and its subsidiaries there has been no material Breach, and the Company and its subsidiaries have not been notified of, or identified, any event or condition that would reasonably be expected to result in, any such Breach.

(cc) No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(dd) (i) Each employee benefit plan, within the meaning of Section 3(3) of and subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of their “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company, as applicable, within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company, as applicable, under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vi) each Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service (“IRS”) or is able to rely on a favorable opinion or advisory letter from the IRS regarding its tax-qualified status, and nothing has occurred, whether by action or by failure to act, which would be reasonably expected to cause such letter to be revoked; (vii) neither of the Company nor any member of the Controlled Group has in the last six years incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (viii) no material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year has occurred in the most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (viii) hereof, as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect.

(ee) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; none of the Company or any of its subsidiaries has been refused any insurance coverage sought or applied for, except as would not reasonably be expected to have a material adverse effect on the Company and each of its subsidiaries, taken as a whole; and none of the Company or any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ff) The Company and its subsidiaries possess all certificates, licenses, enrollments, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and none of the Company or any of its subsidiaries has received any notice of proceedings relating to the revocation, cancellation, termination or material adverse modification of any such certificate, license, enrollment, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(gg) The financial statements incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included, or incorporated by reference, in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. All disclosures included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The statistical, industry-related and market-related data included, or incorporated by reference, in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(hh) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(ii) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included in or incorporated by reference in the Registration Statement is accurate and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated), and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(jj) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(kk) The Company and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, remains unpaid and has had (nor does the Company or any of its subsidiaries have any notice or knowledge of any tax deficiency which remains unpaid and would reasonably be expected to be determined adversely to the Company or its subsidiaries and which would have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ll) The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person or entity and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication as defined in Rule 405 under the Securities Act. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(mm) As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(nn) The statements in the Time of Sale Prospectus and the Prospectus under the headings “Material U.S. Federal Income Tax Considerations to Non-U.S. Holders” and “Underwriting” insofar as such statements summarize legal matters, agreements, documents or proceedings are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(oo) No relationships, direct or indirect, exist between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, equityholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Prospectus.

(pp) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications, to the extent compliance is required as of the date of this Agreement.

(qq) The Company and each of its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that has been designed to comply with the requirements of the Exchange Act and has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s principal executive officer and principal financial officer as appropriate to allow timely decisions regarding required disclosure.

(rr) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to and agrees with the Underwriter that:

(a) This Agreement and, in the case of Vitthal LLC, Shama LLC and Eric Shuey Gift Trust (the “Director Selling Entities”), the Power of Attorney and the Custody Agreement referred to below have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement and, in the case of the Director Selling Entities, the Power of Attorney and the Custody Agreement will not contravene (i) any provision of applicable law, (ii) the organizational and/or formation documents of such Selling Stockholder (if such Selling Stockholder is not a natural person), (iii) any agreement or other instrument binding upon such Selling Stockholder, except as has been waived prior to the date hereof, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, except in the case of clauses (i), (iii) and (iv) as would not, singly or in the aggregate, have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by such Selling Stockholder of its obligations under this Agreement, and, in the case of the Director Selling Entities, the Power of Attorney and the Custody Agreement, except (a) such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of FINRA in connection with the offer and sale of the Shares or (b) such as would not reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement.

(c) Such Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” (as defined in Section 8-102 of the New York Uniform Commercial Code) in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and, in the case of the Director Selling Entities, the Power of Attorney and the Custody Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares.

(d) The Selling Stockholder formed in a jurisdiction outside of the United States (the “Non-U.S. Selling Stockholder”) represents that no stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriter, the Company or any of its subsidiaries in the Cayman Islands or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the sale and delivery of the Shares to the Underwriter or purchasers procured by the Underwriter, or (iii) the resale and delivery of the Shares by the Underwriter in the manner contemplated herein.

(e) Such Non-U.S. Selling Stockholder has the power to submit, and pursuant to Section 18(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 18(a)), and has the power to designate, appoint and empower, and pursuant to Section 18(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(f) Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(g) Such Selling Stockholder has delivered to the Underwriter an executed lock-up agreement in substantially the form attached hereto as Exhibit A (the “Lock-up Agreement”).

(h) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this paragraph are limited in all respects to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus made in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only information furnished by such Selling Stockholder consists of the name of such Selling Stockholder, the number of shares offered by such Selling Stockholder and the address and other information with respect to such Selling Stockholder (excluding percentages) that appear in the Registration Statement or any Prospectus in the table (and corresponding footnotes) under the caption “Selling Stockholders” (with respect to each Selling Stockholder, the “Selling Stockholder Information”);

(i) Certificates in negotiable form or book-entry securities entitlements representing all of the Shares to be sold by the Director Selling Entities hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by or on behalf of the Director Selling Entities to Equiniti Trust Company, LLC, as custodian (the “Custodian”), and the Director Selling Entities have duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing David Bourdon, Ryan McGroarty and Ryan Pardo, and each of them, as the Director Selling Entities’ attorneys-in-fact (the  “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of the Director Selling Entities, to determine the purchase price to be paid by the Underwriter to the Director Selling Entities as provided in Section 3 hereof, to authorize the delivery of the Shares to be sold by the Director Selling Entities hereunder and otherwise to act on behalf of the Director Selling Entities in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

(j) The Shares held in custody for the Director Selling Entities under the Custody Agreement are subject to the interests of the Underwriter hereunder; the arrangements made by the Director Selling Entities for such custody, and the appointment by the Director Selling Entities of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Director Selling Entities hereunder shall not be terminated by operation of law, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event; if any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, limited liability company or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by the Director Selling Entities hereunder, certificates representing the Shares to be sold by the Director Selling Entities hereunder shall be delivered by or on behalf of the Director Selling Entities in accordance with the terms and conditions of this Agreement and of the Custody Agreement; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

3. Agreements to Sell and Purchase. Each Selling Stockholder, severally and not jointly, hereby agrees to sell to the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, and the Underwriter hereby agrees to purchase from such Selling Stockholder at $8.02 a share (the “Purchase Price”) the number of Shares set forth in Schedule I hereto opposite the name of the Underwriter. Subject to the sale of the Shares by the Selling Stockholders to the Underwriter in compliance with the terms of this Agreement, the Underwriter agrees to sell to the Company, and the Company agrees to purchase from the Underwriter, the number of Repurchase Shares set forth in Schedule II hereto opposite the name of such Selling Stockholder at the Purchase Price. The Company represents that it is acquiring the Repurchase Shares for investment purposes.

4. Terms of Public Offering. The Selling Stockholders are advised by the Underwriter that the Underwriter proposes to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Underwriter’s judgment is advisable. The Selling Stockholders are further advised by the Underwriter that the Shares are to be offered to the public initially at $8.15 a share (the “Public Offering Price”).

5. Payment and Delivery. Payment for the Shares to be sold by each Selling Stockholder shall be made to such Selling Stockholder in Federal or other funds immediately available in New York City to the accounts specified by the Company and the Custodian to the Underwriter at least twenty-four hours in advance against delivery of such Shares for the respective accounts of the Underwriter at 10:00 a.m., New York City time, on May 12, 2026, or at such other time on the same or such other date, not later than May 19, 2026, as shall be designated in writing by the Underwriter. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Subject to the sale of the Shares to the Underwriter in compliance with the terms of this Agreement, payment for the Repurchase Shares shall be made by the Company to the Underwriter in Federal or other funds immediately available in New York City against delivery of such Repurchase Shares for the account of the Company at the Closing Date.

The Shares shall be registered in such names and in such denominations as the Underwriter shall request not later than one full business day prior to the Closing Date. The Shares shall be delivered to the Underwriter on the Closing Date for the respective accounts of the Underwriter against payment of the Purchase Price therefor and with any transfer, stamp or other similar taxes payable in connection with the transfer of the Shares to the Underwriter duly paid as set forth in Section 8(c) and Section 8(d).

6. Conditions to the Underwriter’s Obligations. The several obligations of the Underwriter are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) the respective representations and warranties of the Company and the Selling Stockholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date; the statements of the Company, the Selling Stockholders and their respective officers, as applicable, made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date; and the Company and the Selling Stockholders shall have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date;

(ii) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iv) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Underwriter’s judgment, is material and adverse and that makes it, in the Underwriter’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriter shall have received on the Closing Date certificates, dated the Closing Date and signed by an executive officer of each of the Company and each Selling Stockholder or, in the case of the Director Selling Entities, Attorney-in-Fact, to the effect set forth in Sections 6(a)(i) – (iii) above (with respect to the Company) and Section 6(a)(i) above and with respect to such other matters as the Underwriter may reasonably request (with respect to each Selling Stockholder).

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriter shall have received on the Closing Date an opinion and negative assurance letter of Ropes & Gray LLP, outside counsel for the Company, in form and substance reasonably satisfactory to the Underwriter.

(d) The Underwriter shall have received on the Closing Date an opinion of Ropes & Gray LLP, outside counsel for the Selling Stockholders organized within the United States, in form and substance reasonably satisfactory to the Underwriter.

(e) The Underwriter shall have received on the Closing Date an opinion of Maples and Calder (Cayman) LLP, as Cayman Islands legal counsel for the Non-U.S. Selling Stockholder, in form and substance reasonably satisfactory to the Underwriter.

(f) The Underwriter shall have received on the Closing Date an opinion and negative assurance letter of Kirkland & Ellis LLP, counsel for the Underwriter, in form and substance satisfactory to the Underwriter.

(g) The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The Underwriter shall have received, on each of the date hereof and the Closing Date, a certificate of the principal financial officer of the Company in form and substance satisfactory to the Underwriter, containing statements and information with respect to certain information contained in the Time of Sale Prospectus and the Prospectus.

(i) The Underwriter shall have received, on and as of the Closing Date, satisfactory evidence of the good standing of the Company and each of the subsidiaries set forth on Schedule IV hereto in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j) The Lock-up Agreements, each substantially in the form of Exhibit A hereto, between the Underwriter and certain equityholders, officers and directors of the Company shall be in full force and effect on the Closing Date.

With respect to the negative assurance letters to be delivered pursuant to Section 6, Ropes and Gray LLP and Kirkland & Ellis LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. Ropes and Gray LLP and Kirkland & Ellis LLP may rely on the representations and warranties of the parties hereto contained in this Agreement.

The opinions of Ropes and Gray LLP described in Section 6 above shall be rendered to the Underwriter at the request of the Company or the Selling Stockholders, as the case may be, and shall so state therein.

7. Covenants of the Company. The Company covenants with the Underwriter as follows:

(a) To furnish to the Underwriter, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits thereto but including documents incorporated by reference) and to furnish to the Underwriter without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Underwriter may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Underwriter a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriter reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Underwriter a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriter reasonably objects.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) Not to take, or permit any of its subsidiaries or affiliates to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses the Underwriter will furnish to the Company) to which Shares may have been sold by the Underwriter on behalf of the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or taxation in any jurisdiction where it is not now so subject.

(i) To make generally available to the Company’s security holders and to the Underwriter as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement (which may be satisfied by the filing of such statement with the Commission on its Electronic Data Gathering, Analysis and Retrieval System) which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j) If any Selling Stockholder is not a U.S. person for U.S. federal income tax purposes, to deliver to the Underwriter (or its agent), on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than 30 days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

(k) If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, to promptly notify the Underwriter and promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

The Company also covenants with the Underwriter that, without the prior written consent of the Underwriter, it will not, and will not publicly disclose an intention to, during the period ending 75 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (A) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, (B) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, (C) the grant by the Company of awards under equity incentive plans (including employee stock purchase plans) or other similar arrangements, so long as each plan or arrangement is disclosed in the Time of Sale Prospectus and the Prospectus, (D) the filing of a registration statement on Form S-8 (or equivalent form) with the Commission in connection with an employee stock compensation plan or agreement of the Company, which plan or agreement is disclosed in the Time of Sale Prospectus and the Prospectus and (E) the issuance of shares of Common Stock or other securities (including securities convertible into shares of Common Stock) in connection with the acquisition by the Company or any of its subsidiaries of the securities, businesses, joint ventures, products or technologies, properties or other assets of another person or entity or pursuant to any equity incentive plan or arrangement, or any employee benefit plan, assumed by the Company in connection with any such transaction (or any equity incentive plan or arrangement, or any employee benefit plan, to the extent used to issue awards, substitute awards or securities related to any such transaction); provided that the aggregate amount of Securities (on an as converted, as exercised or as exchanged basis) that the Company may sell or issue or agree to sell or issue pursuant to clause (E) shall not exceed an aggregate of 10% of the total number of shares of Common Stock of the Company issued and outstanding immediately following the completion of the transactions contemplated by this Agreement determined on a fully diluted basis.

8. Covenants of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, covenants with the Underwriter as follows:

(a) Each Selling Stockholder has or will deliver to the Underwriter (or its agent), at or prior to the Closing Date, a properly completed and executed IRS Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b) Each Selling Stockholder has or will deliver to the Underwriter (or its agent), at or prior to the date of execution of this Agreement, to the extent such Selling Stockholder is not a natural person, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of any additional documentation necessary to comply with 31 CFR § 1010.230.

(c) All sums payable by the Company or any Selling Stockholder under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, including any stamp, transfer or other similar taxes, unless the deduction or withholding is required by law, in which case the Company or the applicable Selling Stockholder, as the case may be, shall pay such additional amount as will result in the receipt by the Underwriter of the full amount that would have been received had no deduction or withholding been made.

(d) All sums payable to an Underwriter shall be considered exclusive of any stamp, transfer, value added or similar taxes. Where the Company or, as the case may be, a Selling Stockholder is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company or the applicable Selling Stockholder, as the case may be, shall in addition to the sum payable hereunder pay an amount equal to any applicable stamp, transfer, value added or similar tax.

(e) If any Selling Stockholder is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to the Underwriter (or its agent) on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer, stamp or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable and documented fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority (provided that the aggregate amount payable by the Company with respect to fees and disbursements of counsel to the Underwriter pursuant to clauses (iii) and (iv) of this Section 9 shall not exceed $15,000), (v) the costs and charges of any transfer agent, registrar or depositary, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (vii) the document production charges and expenses associated with printing this Agreement, and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in Section 11 and the last paragraph of Section 14 below, the Underwriter will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make, and 50% of the cost of any aircraft chartered in connection with the roadshow.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for the allocation of such expenses among themselves.

10. Covenants of the Underwriter. The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriter that otherwise would not be required to be filed by the Company, thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter, its directors, officers, employees and agents, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information filed, or required to be filed, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information (i) relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriter consists of the Underwriter Information and (ii) relating to any Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein, it being understood and agreed that only such information furnished by such Selling Stockholder consists of the Selling Stockholder Information with respect to such Selling Stockholder.

(b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless the Underwriter, its directors, officers, employers and agents, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information filed, or required to be filed, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (A) except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriter consists of the Underwriter Information, and (B) only to the extent such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the Selling Stockholder Information provided by such Selling Stockholder. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate net proceeds (after underwriting discounts and commissions but before deducting expenses) received by such Selling Stockholder for the Shares sold by such Selling Stockholder under this Agreement (with respect to each Selling Stockholder, the “Selling Stockholder Proceeds”).

(c) The Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or

Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information filed, or required to be filed, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriter consists of: the fifteenth and seventeenth paragraphs under the caption “Underwriting” in the Prospectus (the “Underwriter Information”).

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of the Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriter and such control persons and affiliates of the Underwriter, such firm shall be designated in writing by the Underwriter. In the case of any such separate firm for the Company and such directors of the Company, officers of the Company who sign the Registration Statement and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Selling Stockholders on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus. The relative fault of the Company and of each Selling Stockholder on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriter’s obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The Company and the Selling Stockholder’s respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have sold hereunder, and not joint. Notwithstanding the foregoing provisions, the liability of each Selling Stockholder under the contribution agreement contained in this Section 11(e) and the indemnity agreement contained in Section 11(b) shall be limited in the aggregate to an amount equal to the Selling Stockholder Proceeds of such Selling Stockholder.

(f) The Company, the Selling Stockholders and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter, any person controlling the Underwriter or any affiliate of the Underwriter, by or on behalf of any Selling Stockholder or any person controlling any Selling Stockholder, or by or on behalf of the Company, their respective officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12. Termination. The Underwriter may terminate this Agreement by notice given to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, either of the New York Stock Exchange or the Nasdaq Global Select Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) a general moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Underwriter’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Underwriter’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company or any Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Stockholder shall be unable to perform its obligations under this Agreement, in each case other than as a result of a termination by the Underwriter pursuant to clauses (i), (iii), (iv) or (v) of Section 12 hereto, the Company and the Selling Stockholders, will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred and documented by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

14. Entire Agreement. (a) This Agreement represents the entire agreement between the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company and each Selling Stockholder acknowledge that in connection with the offering of the Shares: (i) the Underwriter has acted at arm’s length, is not an agent of, and owes no fiduciary duties to, the Company or any of the Selling Stockholders or any other person, (ii) the Underwriter owes the Company and each Selling Stockholder only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriter may have interests that differ from those of the Company and each Selling Stockholder, and (iv) none of the activities of the Underwriter in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriter with respect to any entity or natural person. The Company and each Selling Stockholder waive to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(c) Each Selling Stockholder further acknowledges and agrees that, although the Underwriter may provide certain Selling Stockholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriter is not making a recommendation to any Selling Stockholder to participate in the offering or sell any Shares at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that the Underwriter is making such a recommendation.

15. Recognition of the U.S. Special Resolution Regimes. (a) In the event that the Underwriter is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Underwriter is a Covered Entity or a BHC Act Affiliate of the Underwriter and becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16. Counterparts; Electronic Signature. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail or other transmission method as permitted by applicable law, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18. Submission to Jurisdiction; Appointment of Agents for Service. (a) The Non-U.S. Selling Stockholder irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). The Non-U.S. Selling Stockholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Non-U.S. Selling Stockholder has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Non-U.S. Selling Stockholder irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) The Non-U.S. Selling Stockholder hereby irrevocably appoints Corporate Creations Network Inc., with offices at 99 Hudson Street, 5th Floor, New York, NY 10013 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Non-U.S. Selling Stockholder waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Non-U.S. Selling Stockholder represents and warrants that such agent has agreed to act as the Non-U.S. Selling Stockholder’s agent for service of process, and the Non-U.S. Selling Stockholder agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

19. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriter could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Non-U.S. Selling Stockholder with respect to any sum due from it to the Underwriter or any person controlling the Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Underwriter or controlling person of any sum in such other currency, and only to the extent that the Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Underwriter or controlling person hereunder, the Non-U.S. Selling Stockholder agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriter or controlling person hereunder, the Underwriter or controlling person agrees to pay to the Non-U.S. Selling Stockholder an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriter or controlling person hereunder.

20. Taxes. If any sum payable by the Non-U.S. Selling Stockholder under this Agreement is subject to tax in the hands of the Underwriter or taken into account as a receipt in computing the taxable income of the Underwriter (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax.

21. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

22. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriter shall be delivered, mailed or sent to the Underwriter c/o J.P. Morgan Securities LLC 270 Park Avenue New York, New York 10017; if to the Company shall be delivered, mailed or sent to 4800 N. Scottsdale Road, Suite 2500, Scottsdale, Arizona 85251, Attention: Ryan Pardo; to the Selling Stockholders shall be delivered, mailed or sent to TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102, Attention: General Counsel; Summit Partners, 222 Berkeley Street, 18th Floor, Boston, MA 02116, Attention: Chief Compliance Officer; and the Director Selling Entities, each of the Attorneys-in-Fact, c/o the Company at the address set forth above, Attention: Ryan Pardo.

[Signature pages follow]

Any person executing and delivering this Agreement as Attorney-in-Fact for the Director Selling Entities represents by so doing that he has been duly appointed as Attorney-in-Fact by the Director Selling Entities pursuant to a validly existing and binding Power-of-Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

LifeStance Health Group, Inc.

By:	/s/ Ryan Pardo
	Name:	Ryan Pardo
	Title:	Chief Legal Officer

[SIGNATURE PAGE - UNDERWRITING AGREEMENT]

TPG VIII LYNNWOOD HOLDINGS
AGGREGATION, L.P.

By: TPG GenPar VIII, L.P. its general partner

By: TPG GenPar VIII Advisors, LLC its general partner

By:	/s/ Matthew White
Name: Matthew White
Title: Vice President

[SIGNATURE PAGE - UNDERWRITING AGREEMENT]

SUMMIT PARTNERS GROWTH EQUITY FUND IX-A, L.P.

By: Summit Partners GE IX, L.P., its general partner

By: Summit Partners GE IX, LLC, its general partner

By:	/s/ Darren Black
Name: Darren Black
Title: Member

SUMMIT PARTNERS GROWTH EQUITY FUND IX-B, L.P.

By: Summit Partners GE IX, L.P., its general partner

By: Summit Partners GE IX, LLC, its general partner

By:	/s/ Darren Black
Name: Darren Black
Title: Member

SUMMIT PARTNERS ENTREPRENEUR ADVISORS FUND II, L.P.

By: Summit Partners Entrepreneur Advisors GP II, LLC, its general partner

By: Summit Master Company, LLC, its general partner

By:	/s/ Darren Black
Name: Darren Black
Title: Member

SUMMIT INVESTORS GE IX/VC IV, LLC

By: Summit Investors Management, LLC, its manager

By: Summit Partners L.P., its manager

By: Summit Master Company, LLC, its general partner

By:	/s/ Darren Black
Name: Darren Black
Title: Member

[SIGNATURE PAGE - UNDERWRITING AGREEMENT]

SUMMIT INVESTORS GE IX/VC IV (UK), L.P.

By: Summit Investors Management, LLC, its manager

By: Summit Partners L.P., its manager

By: Summit Master Company, LLC, its general partner

By:	/s/ Darren Black
Name: Darren Black
Title: Member

The Director Selling Entities, acting severally

By:	/s/ Ryan Pardo
Name: Ryan Pardo
As Attorney-in-Fact acting on behalf of the Director Selling Entities

[SIGNATURE PAGE - UNDERWRITING AGREEMENT]

Accepted as of the date hereof

J.P. Morgan Securities LLC

By:	/s/ Benjamin Burdett
	Name:	Benjamin Burdett
	Title:	Head of Healthcare ECM

[SIGNATURE PAGE - UNDERWRITING AGREEMENT]

SCHEDULE I

Underwriter	Number of Shares To Be Purchased
J.P. Morgan Securities LLC	35,000,000

I-1

SCHEDULE II

Selling Stockholder	Number of Shares To Be Sold	Public Offering Shares	Repurchase Shares
TPG VIII Lynnwood Holdings Aggregation, L.P.	28,281,943	23,433,610	4,848,333
Summit Partners Growth Equity Fund IX-A, L.P.	3,612,708	2,993,387	619,321
Summit Partners Growth Equity Fund IX-B, L.P.	2,255,726	1,869,030	386,696
Summit Investors GE IX/VC IV, LLC	25,218	20,895	4,323
Summit Partners Entrepreneur Advisors Fund II, L.P.	3,371	2,793	578
Vitthal LLC	287,517	238,228	49,289
Shama LLC	287,517	238,228	49,289
Eric Shuey Gift Trust	243,362	201,643	41,719
Non-U.S. Selling Stockholder:
Summit Investors GE IX/VC IV (UK), L.P.	2,638	2,186	452
Total	35,000,000	29,000,000	6,000,000

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus dated May 7, 2026

2.	Pricing Information:

1.	Public Offering Shares: 35,000,000

2.	Repurchase Shares: 6,000,000

3.	Public Offering Price: $8.15

3.	Free Writing Prospectuses: None.

III-1

SCHEDULE IV

Specified Subsidiaries

1.	LifeStance TopCo, L.P.

2.	LifeStance Ultimate Holdings, Inc.

3.	Lynnwood Intermediate Holdings, Inc.

4.	LifeStance Health Holdings, Inc.

5.	LifeStance Health, Inc.

IV-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

____________, 2026

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

The undersigned understands that J.P. Morgan Securities, LLC (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with LifeStance Health Group, Inc., a Delaware corporation (the “Company”), and certain selling stockholders named therein (the “Selling Stockholders”) providing for the public offering (the “Public Offering”) by the Underwriter, of shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

To induce the Underwriter that may participate in the Public Offering to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, will not cause any direct or indirect affiliate to, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 75 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (such securities, together with the Common Stock, the “Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other Securities, in cash or otherwise. Without limiting any exclusion provided herein, the undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any Securities, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

The restrictions described in the foregoing paragraph shall not apply to:

(a)	transactions relating to Securities acquired in open market transactions after the completion of the Public Offering;

(b)	transfers of Securities as a bona fide gift or to a charitable organization or non-profit educational institution in a transaction not involving a disposition for value;

(c)

transfers of Securities (i) as a result of the operation of law through estate, other testamentary document or intestate succession, (ii) to any immediate family member of the undersigned or any trust for the direct or indirect benefit of the undersigned or any immediate family member of the undersigned (for purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), (iii) pursuant to a court order, qualified domestic order or in connection with a divorce settlement; provided that such shares remain subject to the terms of this agreement, and, in the case of clause (c)(iii) only, if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Restricted Period, the undersigned shall include a statement in such report to the effect that such transfer occurred by operation of law or pursuant to a court order, qualified domestic order or in connection with a divorce settlement, as applicable; provided further, that no other public announcement or filing related to such transfer shall be required or shall be voluntarily made during the Restricted Period;

(d)	distributions of Securities to limited partners, members, nominees, stockholders or holders of similar equity interests in the undersigned not involving a disposition for value;

(e)

transfers of Securities to a corporation, partnership, limited liability company, investment fund or other entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the undersigned, or is wholly owned by the undersigned and/or by members of the immediate family of the undersigned, or, in the case of an investment fund, that is managed by, or is under common management with, the undersigned (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned); provided that if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, the undersigned shall include a statement in any such report regarding the circumstances of the transfer;

(f)

transfers to the Company in connection with the exercise or settlement of stock options, restricted stock units or other equity awards pursuant to any plan or agreement granting such an award to an employee or other service provider of the Company or its affiliates, which plan or agreement is described in the registration statement on Form S-3 or the Prospectus related to the Public Offering (including in filings with the Securities and Exchange Commission that are incorporated by reference therein); provided that any remaining Common Stock received upon such exercise or settlement will be subject to the restrictions set forth in this agreement; and provided further if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, the undersigned shall include a statement in any such report to the effect that (i) such transfer is in connection with the vesting or settlement of restricted stock units or incentive units, or the “net” or “cashless” exercise of options or other rights to purchase shares of Common Stock, as applicable, and (ii) the transaction was only with the Company;

(g)

dispositions to the Company upon exercise of the Company’s right to repurchase or reacquire the undersigned’s Securities in the event the undersigned ceases to provide services to the Company pursuant to agreements in effect on the date hereof, which agreements are described in the registration statement on Form S-3 or the Prospectus related to the Public Offering (including in filings with the Securities and Exchange Commission that are incorporated by reference therein), that permit the Company to repurchase or reacquire, at cost, such securities upon termination of the undersigned’s services to the Company or its affiliates; provided that any filing under Section 16(a) of the Exchange Act relating to such disposition shall clearly indicate in the footnotes thereto that the shares were repurchased or reacquired by the Company;

(h)

transfers of shares of Common Stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock involving a “change of control” (as defined below) of the Company that occurs after the consummation of the Public Offering, is open to all holders of the Company’s capital stock and has been approved by the board of directors of the Company; provided, that if such change of control is not consummated, such shares shall remain subject to all of the restrictions set forth in this agreement (for the purposes of this clause (i), a “change of control” is defined as any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes or would become the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or more of the total voting power of the voting stock of the Company (or the surviving entity));

(i)

if permitted by the Company’s bylaws, corporate policies and any applicable laws, establishing a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock (a “10b5-1 Plan”), provided that (i) such plan does not provide for the transfer of shares of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the Restricted Period;

(j)

the sale or transfer of Common Stock pursuant to a 10b5-1 Plan entered into prior to the date hereof (an “Existing Plan”), provided that (i) such Existing Plan will not be amended or otherwise modified to increase the Common Stock scheduled for sale thereunder during the Restricted Period and (ii) to the extent a public filing under the Exchange Act, if any, is required in connection with such sale or transfer, such filing shall include a statement to the effect that the sale or transfer was made pursuant to such Existing Plan;

(k)

pledges to any third-party pledgee in a bona fide, arm’s length transaction, to the extent necessary for bona fide business purposes, as collateral to secure obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the undersigned and/or its affiliates or any similar arrangement relating to a financing agreement for the benefit of the undersigned and/or its affiliates, provided that the terms of such pledge shall provide that the underlying Securities may not be transferred to the pledgee until the expiration of the Restricted Period; and

(l)

to the extent the undersigned is named as a Selling Stockholder in the Underwriting Agreement, the transfer of the Undersigned’s Securities pursuant to the terms of the Underwriting Agreement to the Underwriter in connection with the public offering contemplated by the Underwriting Agreement.

provided that in the case of any gift, transfer, distribution or pledge pursuant to clause (b), (c), (d), (e) or (k), each donee, transferee, distributee or pledgee, as applicable, shall sign and deliver a lock up letter substantially in the form of this agreement; and provided, further, that in the case of any gift, transfer or distribution pursuant to clause (a), (b), (c)(i)-(ii), (d) or (k), no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock or other Securities, shall be voluntarily made and if such a filing is required, such filing must disclose that such transfer was made pursuant to a valid exemption from this lock up agreement.

In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Securities; provided that, to the extent the undersigned has existing demand and/or piggyback registration rights pursuant to an agreement with the Company that is described in the registration statement on Form S-3 or the Prospectus related to the Public Offering (including in filings with the Securities and Exchange Commission that are incorporated by reference therein), the foregoing shall not prohibit the undersigned from notifying the Company privately that it is or will be exercising its demand and/or piggyback registration rights following the expiration of the Restricted Period and undertaking any preparations related thereto so long as no public announcement of such demand or exercise of rights and no publicly available registration statement, prospectus supplement or other document or filing shall be made by the Company or the undersigned during the Restricted Period. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Securities except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriter are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriter has not provided any recommendation or investment advice nor has the Underwriter solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriter may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to the undersigned in connection with the Public Offering, the Underwriter is not making a recommendation to the undersigned to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that the Underwriter is making such a recommendation.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Stockholders and the Underwriter.

Notwithstanding anything to the contrary contained herein, this agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) prior to the execution of the Underwriting Agreement, the Company on the one hand, or the Underwriter on the other hand, advises the other in writing that it has (or, in the case of the Company, it and/or the Selling Stockholders have) determined not to proceed with the Public Offering, (ii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Common Stock to be sold thereunder and (iii) May 29, 2026, in the event that the Underwriting Agreement has not been executed by such date.

This agreement may be executed and delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

IF A NATURAL PERSON:	IF AN ENTITY OR TRUST:

(please print full name)	(please print complete name of entity)

(duly authorized signature)

(please print full name)

(please print full title)

Address:	Address:

[Signature Page to the Lock-Up Agreement]